Exhibit 10.43

UNITED CONTINENTAL HOLDINGS, INC.

LONG-TERM RELATIVE PERFORMANCE PROGRAM

I. PURPOSE OF PROGRAM

1.1 Purpose. This United Continental Holdings, Inc. Long-Term Relative Performance Program (the “Program”) has been adopted by the Compensation Committee of the Board of Directors of United Continental Holdings, Inc., a Delaware corporation (the “Company”), to implement in part the “Performance Award” provisions of the United Continental Holdings, Inc. Incentive Plan 2010 (as amended from time to time, the “Incentive Plan 2010”), and is intended to provide a method for attracting, motivating, and retaining key employees to assist in the development and growth of the Company and its Subsidiaries. The Program and Awards hereunder shall be subject to the terms of the Incentive Plan 2010, including the limitations on the maximum amount of compensation that may be paid with respect to Performance Awards (as such term is defined in the Incentive Plan 2010) as provided therein.

II. DEFINITIONS AND CONSTRUCTION

2.1 Definitions. Where the following words and phrases are used in the Program, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

(a) “Administrator” means the Committee or the Chief Executive Officer of the Company (if the Chief Executive Officer is a director of the Company), subject to the provisions of Section 3.1.

(b) “Award” means, with respect to each Participant for a Performance Period, such Participant’s opportunity to earn a Payment Amount for such Performance Period, upon the satisfaction of the terms and conditions of the Program. Awards hereunder constitute Performance Awards (as such term is defined in the Incentive Plan 2010) under the Incentive Plan 2010.

(c) “Award Notice” means a written notice issued by the Company to a Participant evidencing such Participant’s receipt of an Award with respect to a Performance Period.

(d) “Base Amount” means, with respect to a Participant, the Participant’s base annual salary payable by the Company or a Subsidiary multiplied by the Participant’s Base Amount Multiple.

(e) “Base Amount Multiple” means, with respect to a Participant who receives an Award for a Performance Period, the percentage established by the Committee as the Base Amount Multiple with respect to such Award pursuant to Section 3.1; provided, however, that such percentage shall be 100% if the Committee does not establish an alternative percentage pursuant to Section 3.1.

(f) “Basis Point” means one one-hundredth of one percent (0.01%).

(g) “Board” means the Board of Directors of the Company.

(h) “Change of Control” means a “Change of Control” as defined in the United Continental Holdings, Inc. 2008 Incentive Compensation Plan as in effect on the date of grant of the applicable Award.

(i) “Change of Control Pre-tax Margin” means, with respect to a Performance Period, the percentage established by the Committee to be the Change of Control Pre-tax Margin with respect to such Performance Period pursuant to Section 3.1, which shall be expressed as the Entry Pre-tax Margin for such Performance Period plus that number of Basis Points established by the Committee pursuant to Section 3.1.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means a committee of the Board comprised solely of two or more outside directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code). Such committee shall be the Compensation Committee of the Board unless and until the Board designates another committee of the Board to serve as the Committee.

(l) “Company” means United Continental Holdings, Inc., a Delaware corporation.

(m) “Disability” or “Disabled” means, with respect to a Participant, the disability of such Participant such as would entitle such Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or a Subsidiary then covering such Participant or, if no such plan exists or is applicable to such Participant, the permanent and total disability of such Participant within the meaning of section 22(e)(3) of the Code; provided, however, that if an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of section 409A of the Code) and payment of such amount is intended to be triggered pursuant to section 409A(a)(2)(A)(ii) of the Code by a Participant’s disability, such term shall mean that such Participant is considered “disabled” within the meaning of section 409A of the Code.

(n) “Eligible Employee” means any individual who is an officer of the Company or a Subsidiary.

(o) “Entry Level LTIP Percentage” means, with respect to each Participant who receives an Award for a Performance Period, the percentage established by the Administrator as the Entry Level LTIP Percentage for such Participant with respect to such Award pursuant to Section 3.1.

(p) “Entry Pre-tax Margin” means, with respect to a Performance Period, the percentage established by the Committee to be the Entry Pre-tax Margin with respect to such Performance Period, which shall be expressed as the Industry Pre-tax Margin for such Performance Period plus or minus that number of Basis Points, if any, established by the Committee pursuant to Section 3.1.

(q) “Incentive Plan 2010” means the United Continental Holdings, Inc. Incentive Plan 2010, as amended from time to time.

(r) “Industry Group” means, with respect to each Performance Period, the companies determined in accordance with the provisions of Article V for such Performance Period.

(s) “Industry Pre-tax Margin” means, with respect to a Performance Period, the percentage determined by dividing (i) the cumulative Pre-tax Income of all companies in the Industry Group for such Performance Period by (ii) all such companies’ cumulative revenues (determined for all such companies as provided in Section 2.1(z) with respect to the Company) over such Performance Period. If the fiscal year of a company in the Industry Group is not the calendar year, then such company’s cumulative revenues for a Performance Period shall be determined based upon the fiscal quarters of such company that coincide with the fiscal quarters contained in such Performance Period.

(t) “Participant” means an Eligible Employee who has received an Award under the Program with respect to a Performance Period pursuant to Section 4.1.

(u) “Payment Amount” means, with respect to each Participant and each Performance Period for which the Performance Target is satisfied, an amount equal to (i) such Participant’s Base Amount in effect as of the date specified by the Administrator as the date for the determination of such amount for such Performance Period (provided, however, that if the Administrator does not specify such a date, then such Participant’s Base Amount shall be that in effect as of the earlier of (A) the last day of such Performance Period, (B) the date of such Participant’s death, Disability or Retirement, or (C) the day immediately preceding the date upon which a Change of Control occurs), multiplied by (ii) the Payout Percentage applicable to such Participant for such Performance Period. Notwithstanding the foregoing, a Payment Amount may be pro-rated as provided in the Program.

(v) “Payout Percentage” means, with respect to each Participant for a Performance Period for which the Performance Target is satisfied, a percentage, determined as of the earlier of (i) the last day of such Performance Period, (ii) the date of such Participant’s death, Disability or Retirement, or (iii) the day immediately preceding the date upon which a Change of Control occurs, equal to such Participant’s Entry Level LTIP Percentage plus:

(A) if the Company’s Pre-tax Margin with respect to such Performance Period exceeds the Entry Pre-tax Margin with respect to such Performance Period and if there is a difference between the Target Pre-tax Margin and Entry Pre-tax Margin with respect to such Performance Period, an additional percentage equal to (x) such Participant’s Target Level LTIP Percentage divided by (y) the difference between the Target Pre-tax Margin with respect to such Performance Period and the Entry Pre-tax Margin with respect to such Performance Period (expressed in Basis Points), for each Basis Point that the Company’s Pre-tax Margin with respect to such Performance Period exceeds the Entry Pre-tax Margin with respect to such Performance Period, up to and including the Target Pre-tax Margin with respect to such Performance Period; and

(B) if the Company’s Pre-tax Margin with respect to such Performance Period exceeds the Target Pre-tax Margin with respect to such Performance Period and if there is a difference between the Stretch Pre-tax Margin and Target Pre-tax Margin with respect to such Performance Period, an additional percentage equal to (x) such Participant’s

Stretch Level LTIP Percentage divided by (y) the difference between the Stretch Pre-tax Margin with respect to such Performance Period and the Target Pre-tax Margin with respect to such Performance Period (expressed in Basis Points), for each Basis Point that the Company’s Pre-tax Margin with respect to such Performance Period exceeds the Target Pre-tax Margin with respect to such Performance Period, up to and including the Stretch Pre-tax Margin with respect to such Performance Period.

(w) “Performance Period” means each three-year period commencing on the first day of a calendar year that begins on or after January 1, 2011. Notwithstanding the foregoing, no new Performance Period shall commence on or after the date upon which a Change of Control occurs, unless otherwise determined by the Committee.

(x) “Performance Target” means, with respect to a Performance Period, the minimum level of Pre-tax Margin that must be achieved for such Performance Period in order for a Participant to receive a Payment Amount for such Performance Period. Achievement of the Performance Target for a Performance Period means that the Pre-tax Margin with respect to such Performance Period equals or exceeds the Entry Pre-tax Margin for such Performance Period.

(y) “Pre-tax Income” means, with respect to the Company and each company in the Industry Group and each Performance Period, the aggregate consolidated net income adjusted to exclude reported income taxes of the Company or such company for such Performance Period. Pre-tax Income shall be determined based on the regularly prepared and publicly available statements of operations of the Company and each company in the Industry Group prepared in accordance with applicable accounting rules; provided, however, that Pre-tax Income shall be adjusted to exclude (i) write-offs of assets (including aircraft and associated parts), (ii) one-time gains or losses from the disposal of assets, and (iii) any other item of gain, income, loss, or expense determined to be special, extraordinary or unusual in nature or infrequent in occurrence, in each case under clauses (i), (ii) and (iii) as determined by the Committee in accordance with applicable accounting rules. If the fiscal year of a company in the Industry Group is not the calendar year, then such company’s Pre-tax Income for a Performance Period shall be determined based upon the fiscal quarters of such company that coincide with the fiscal quarters in such Performance Period.

(z) “Pre-tax Margin” means, with respect to the Company and each Performance Period, the cumulative Pre-tax Income for the Company for such Performance Period divided by the Company’s cumulative revenues (determined on a consolidated basis based on the regularly prepared and publicly available statements of operations of the Company prepared in accordance with applicable accounting rules) over such Performance Period; provided, however, that, such cumulative revenues shall be adjusted to exclude any item determined to be special, extraordinary or unusual in nature or infrequent in occurrence as determined by the Committee in accordance with applicable accounting rules.

(aa) “Program” means this United Continental Holdings, Inc. Long-Term Relative Performance Program, as amended from time to time.

(bb) “Qualifying Event” means, with respect to a Participant, the termination of such Participant’s employment with the Company under circumstances which would permit such

Participant to receive a cash severance payment pursuant to an employment agreement between such Participant and the Company or a Subsidiary or, if no such employment agreement exists, then pursuant to the severance plan, if any, of the Company or a Subsidiary then covering such Participant; provided, however, that a Qualifying Event shall not include any such termination that results from such Participant’s voluntary separation from service which is not treated as an “involuntary separation from service” pursuant to Treasury regulation section 1.409A-1(n)(2).

(cc) “Retirement,” “Retires” or “Retired” means retirement of a Participant from employment with the Company or a Subsidiary in accordance with the applicable employer’s employment policies and regulations, as amended from time to time.

(dd) “Section 16” means Section 16 of the Securities Exchange Act of 1934, as amended (including any successor section to the same or similar effect).

(ee) “Stretch Level LTIP Percentage” means, with respect to each Participant who receives an Award for a Performance Period, the percentage (which may be 0%) established by the Administrator as the Stretch Level LTIP Percentage for such Participant with respect to such Award pursuant to Section 3.1.

(ff) “Stretch Pre-tax Margin” means, with respect to a Performance Period, the percentage established by the Committee to be the Stretch Pre-tax Margin with respect to such Performance Period pursuant to Section 3.1, which shall be expressed as the Target Pre-tax Margin for such Performance Period plus that number of Basis Points, if any, established by the Committee pursuant to Section 3.1.

(gg) “Subsidiary” for purposes of participation in the Program means any entity (other than the Company) with respect to which the Company, directly or indirectly through one or more other entities, owns equity interests possessing 50 percent or more of the total combined voting power of all equity interests of such entity (excluding voting power that arises only upon the occurrence of one or more specified events).

(hh) “Target Level LTIP Percentage” means, with respect to each Participant who receives an Award for a Performance Period, the percentage (which may be 0%) established by the Administrator as the Target Level LTIP Percentage for such Participant with respect to such Award pursuant to Section 3.1.

(ii) “Target Pre-tax Margin” means, with respect to a Performance Period, the percentage established by the Committee to be the Target Pre-tax Margin with respect to such Performance Period pursuant to Section 3.1, which shall be expressed as the Entry Pre-tax Margin for such Performance Period plus that number of Basis Points, if any, established by the Committee pursuant to Section 3.1.

2.2 Number, Gender, Headings, and Periods of Time. Wherever appropriate herein, words used in the singular shall be considered to include the plural, and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Program, shall be deemed to include the feminine gender. The headings of Articles, Sections, and Paragraphs herein are included solely for convenience. If there is any conflict between such headings and the text of the Program, the text shall control. All references to Articles, Sections, and Paragraphs are to the Program unless otherwise indicated. Any reference in the Program to a period or number of days, weeks, months, or years shall mean, respectively, calendar days, calendar weeks, calendar months, or calendar years unless expressly provided otherwise.

III. ADMINISTRATION

3.1 Administration by the Administrator. The Program shall be administered by the Administrator, so that (i) Awards made to, and the administration (or interpretation of any provision) of the Program as it relates to, any person who is subject to Section 16, shall be made or effected by the Committee, and (ii) Awards made to, and the administration (or interpretation of any provision) of the Program as it relates to, any person who is not subject to Section 16, shall be made or effected by the Committee or the Chief Executive Officer of the Company (or, if the Chief Executive Officer is not a director of the Company, the Committee), unless the Program specifies that the Committee shall take specific action (in which case such action may only be taken by the Committee) or the Committee (as to any Award described in this clause (ii) or the administration or interpretation of any specific provision of the Program) specifies that it shall serve as Administrator. Notwithstanding the foregoing, the Committee may from time to time in its discretion put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer of the Company in his or her capacity as Administrator. The action of a majority of the members of the Committee will be the act of the Committee.

Within 90 days after the first day of each Performance Period commencing on or after January 1, 2011 (but in no event after the date required for a performance goal to be considered preestablished under section 162(m) of the Code): (i) the Committee shall establish in writing for purposes of the Program the applicable Entry Pre-tax Margin, Change of Control Pre-tax Margin, Target Pre-tax Margin and Stretch Pre-tax Margin (such that at all times the Stretch Pre-tax Margin shall be equal to or higher than the Target Pre-tax Margin, which in turn shall be equal to or higher than the Entry Pre-tax Margin) for each such Performance Period; and (ii) the Administrator shall establish in writing the Base Amount Multiple (if other than 100%), Entry Level LTIP Percentage, Target Level LTIP Percentage and Stretch Level LTIP Percentage for each Participant with respect to such Performance Period (provided, however, that the Administrator may select a Participant to participate and establish the amounts under this clause (ii) after such 90-day period), and each of the items established under this clause (ii) may, but are not required to, be established by officer level. The targets and other amounts established by the Administrator pursuant to the preceding sentence shall in each case be subject to adjustment as determined by the Administrator in its discretion as a result of changes in accounting principles and other significant extraordinary items or events; provided that in respect of any Award intended to qualify as performance-based compensation within the meaning of section 162(m) of the Code, such adjustments may only be made if and to the extent permitted by section 162(m) of the Code. At the time a Participant commences participation in the Program for a Performance Period, the Administrator shall determine the time at which such Participant’s Base Amount for such Performance Period shall be determined for purposes of determining such Participant’s Payment Amount for such Performance Period.

3.2 Powers of the Administrator. The Administrator shall supervise the administration and enforcement of the Program according to the terms and provisions hereof and shall have the sole discretionary authority and all of the powers necessary to accomplish these purposes. The Administrator (which shall be limited solely to the Committee to the extent provided in the Program) shall have all of the powers specified for it under the Program, including, without limitation, the power, right, or authority: (a) to designate an Eligible Employee as a Participant with respect to a Performance Period at any time prior to the last day of such period, (b) from time to time to establish rules and procedures for the administration of the Program, which are not inconsistent with the provisions of the Program or the Incentive Plan 2010, and any such rules and procedures shall be effective as if included in the Program, (c) to construe in its discretion all terms, provisions, conditions and limitations of the Program and any Award Notice, (d) to correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Program or in any Award Notice in such manner and to such extent as the Administrator shall deem appropriate, (e) to determine the Entry Pre-tax Margin, the Target Pre-tax Margin, the Stretch Pre-tax Margin, the Change of Control Pre-tax Margin and the Participant Base Amount Multiples, Entry Level LTIP Percentages, Target Level LTIP Percentages and Stretch Level LTIP Percentages with respect to each relevant Performance Period, (f) to make determinations as to whether the Performance Targets for the various Performance Periods were satisfied, (g) to certify in writing, prior to the payment of any amount under the Program with respect to a Performance Period, whether the Performance Targets relating to such Performance Period and any other material terms of the Program have in fact been satisfied, (h) to exercise its discretion to reduce or eliminate certain Payment Amounts pursuant to Section 6.2(b), and (i) to make all other determinations necessary or advisable for the administration of the Program.

3.3 Administrator Decisions Conclusive; Standard of Care. The Administrator shall, in its sole discretion exercised in good faith (which, for purposes of this Section 3.3, shall mean the application of reasonable business judgment), make all decisions and determinations and take all actions necessary in connection with the administration of the Program. All such decisions, determinations, and actions by the Administrator shall be final, binding, and conclusive upon all persons. However, in the event of any conflict in any such determination as between the Committee and the Chief Executive Officer of the Company, each acting in its or his capacity as Administrator of the Program, the determination of the Committee shall be conclusive. The Administrator shall not be liable for any action or determination taken or made in good faith or upon reliance in good faith on the records of the Company or information presented to the Administrator by the Company’s officers, employees, or other persons (including the Company’s outside auditors) as to matters the Administrator reasonably believes are within such other person’s professional or expert competence. If a Participant disagrees with any decision, determination, or action made or taken by the Administrator, then the dispute will be limited to whether the Administrator has satisfied its duty to make such decision or determination or take such action in good faith. No liability whatsoever shall attach to or be incurred by any past, present or future stockholders, officers, directors or employees, as such, of the Company or any of its Subsidiaries, under or by reason of the Program or the administration thereof, and each Participant, in consideration of receiving benefits and participating hereunder, expressly waives and releases any and all claims relating to any such liability.

IV. PARTICIPATION AND AWARD NOTICES

4.1 Participation. Each individual who is an Eligible Employee on the first day of a Performance Period or who becomes an Eligible Employee after the first day of a Performance

Period shall become a Participant and receive an Award with respect to such Performance Period only if such individual is selected by the Administrator in its sole discretion (subject to the terms of any applicable employment agreement) for participation in the Program with respect to such Performance Period prior to the last day of such Performance Period. Unless otherwise determined by the Administrator, Payment Amounts with respect to an Award for an individual who becomes a Participant with respect to such Award after the first day of the related Performance Period shall be pro-rated based on a fraction, the numerator of which is (except as otherwise provided in Section 6.3 or Section 6.4) the number of days during the period beginning on the date of such Participant’s commencement of participation in the Program for such Performance Period and ending on the last day of such Performance Period, and the denominator of which is the total number of days in such Performance Period.

4.2 Award Notices. The Company shall provide an Award Notice to each Eligible Employee who becomes a Participant with respect to a Performance Period within 90 days after such Eligible Employee becomes such a Participant. Each Award Notice shall specify (a) the Performance Period to which the Award relates, (b) the applicable Entry Pre-tax Margin, Target Pre-tax Margin and Stretch Pre-tax Margin, (c) the applicable Base Amount Multiple, and (d) the applicable Payout Percentages set forth in Section 2.1(v) with respect to the Participant applicable upon the date of grant of the Award.

V. INDUSTRY GROUP

5.1 Initial Designation. The Industry Group shall consist of Alaska Air Group, Inc., AMR Corporation, Delta Air Lines, Inc., Southwest Airlines Co., US Airways Group, Inc., and JetBlue Airways Corporation; provided, however, that (a) within 90 days after the first day of each Performance Period, the Committee may in its discretion add any air carrier to, or remove any such company from, the Industry Group for such Performance Period and (b) the Industry Group for each Performance Period shall be subject to adjustment as provided in Section 5.2.

5.2 Adjustments to the Industry Group During a Performance Period. Except as provided in clause (a) of the proviso to Section 5.1, no company shall be added to, or removed from, the Industry Group for a Performance Period during such period; provided, however, that a company shall be removed from the Industry Group for a Performance Period if (a) during such period, (i) such company ceases to maintain publicly available statements of operations prepared in accordance with applicable accounting rules, (ii) such company is not the surviving entity in any merger, consolidation, or other non-bankruptcy reorganization (or survives only as a subsidiary of an entity other than a previously wholly owned subsidiary of such company), unless such company separately maintains for the Performance Period publicly available statements of operations prepared in accordance with applicable accounting rules, (iii) such company sells, leases, or exchanges all or substantially all of its assets to any other person or entity (other than a previously wholly owned subsidiary of such company), or (iv) such company is dissolved and liquidated, or (b) more than 20% of such company’s revenues (determined on a consolidated basis based on the regularly prepared and publicly available statements of operations of such company prepared in accordance with applicable accounting rules) for any fiscal year of such company that ends during such Performance Period are attributable to the operation of businesses other than such company’s airline business.

VI. AWARD PAYMENTS

6.1 Determinations and Certification by the Committee. As soon as administratively feasible after the end of each Performance Period, the Committee shall determine whether a Performance Target has been achieved for such Performance Period and, if so, the level of such achievement. The Committee’s determination as to whether the applicable Performance Target for a Performance Period has been satisfied shall be certified by the Committee in writing (including by electronic mail transmission). For purposes of the preceding sentence, approved minutes of the Committee meeting in which the certification is made shall be treated as a written certification. Notwithstanding the foregoing, each written certification by the Committee (including a certification by electronic email transmission) under this Section 6.1 shall be made by a date which will permit the Company to comply with the time of payment requirements of Sections 6.2 and 6.3 (after giving effect to the provisions of Section 6.7).

6.2 Eligibility for Payment of Awards.

(a) In General. Subject to Section 6.2(b) and the delayed payment restrictions of Section 6.6, upon the Committee’s written certification in accordance with Section 6.1 that the applicable Performance Target for a Performance Period has been satisfied, each Participant who has received an Award with respect to such Performance Period, who has remained continuously employed by the Company from the date he or she received such Award until the last day of such Performance Period and who has not surrendered such Award to the Company shall be entitled to the Payment Amount applicable to such Participant’s Award for such Performance Period. Except as provided in Section 6.3 and Section 6.4, if a Participant’s employment with the Company terminates for any reason whatsoever prior to the last day of a Performance Period, then such Participant shall not be entitled to receive any payment under the Program with respect to his or her Award for such Performance Period, unless otherwise determined by the Administrator or otherwise provided in the Participant’s employment agreement with the Company or a Subsidiary. Payment of the amount to which a Participant becomes entitled pursuant to this Section 6.2 shall be made by the Company no later than March 15 of the year following the end of the applicable Performance Period.

(b) Negative Discretion. Notwithstanding the provisions of Section 6.2(a) and, except as provided in the last sentence of this paragraph, notwithstanding the provisions of Section 6.3(b), the Committee shall have the right to reduce or eliminate any Payment Amount with respect to a Performance Period that is otherwise payable pursuant to such Sections if the Committee determines in its discretion that such reduction or elimination is appropriate and in the best interest of the Company based on the Company’s unrestricted cash, cash equivalents and short term investments and cash readily accessible under the Company’s unused lines of credit as of the end of such Performance Period; provided, however, that any such reduction or elimination shall apply in a uniform and nondiscriminatory manner to all Participants who are, but for the application of this paragraph, entitled to receive a Payment Amount under such Sections with respect to such Performance Period. The Committee shall not have the right to reduce or eliminate any Payment Amount that is payable pursuant to Section 6.3(a), Section 6.4 or, following a Change of Control, Section 6.3(b).

6.3 Death, Disability or Retirement During a Performance Period.

(a) Death or Disability. Except as specifically provided in a Participant’s employment agreement with the Company or a Subsidiary, if, during a Performance Period with respect to which a Participant has received an Award, such Participant dies or becomes Disabled, then as to such Participant only (i) the Performance Target for each Performance Period that began prior to the date of such Participant’s death or Disability and which has not ended as of such date shall be deemed to have been satisfied (determined based upon achievement of the Target Pre-tax Margin level of performance), and (ii) the provisions of Sections 6.1 and 6.2 shall cease to apply with respect to such Performance Period. Except as specifically provided in a Participant’s employment agreement with the Company or a Subsidiary, with respect to each Performance Period that began prior to the date of such Participant’s death or Disability and which has not ended as of such date with respect to which the Performance Target has been deemed satisfied in the manner described in clause (i) of the preceding sentence, such Participant (or, in the case of death, such Participant’s estate) shall (A) receive a payment from the Company, as soon as administratively practicable after the date of such Participant’s death or Disability (but in no event later than March 15 of the calendar year following the calendar year in which occurred the Participant’s death or Disability), equal to the relevant Payment Amount applicable to such Participant’s Award for such Performance Period multiplied by a fraction, the numerator of which is the number of days during the period beginning on the date of such Participant’s commencement of participation in the Program for such Performance Period and ending on the date such Participant died or became Disabled, and the denominator of which is the number of days in the entire Performance Period, and (B) not be entitled to any additional payment under the Program with respect to such Performance Period.

(b) Retirement. Except as specifically provided in a Participant’s employment agreement with the Company of a Subsidiary, if a Participant Retires during a Performance Period, then such Participant shall (i) obtain a Payout Percentage with respect to each related Award based on the actual level of the Performance Target achieved (or, if Section 6.4(a) applies to any corresponding Award held by a Participant who has not terminated employment, then based on the deemed achievement of the Change of Control Pre-tax Margin), and (ii) subject to Section 6.2(b), receive a Payment Amount with respect to each such Award if and at the same time as payments are made to other Participants who have received corresponding Awards and who have not terminated employment (or, if earlier, no later than March 15 of the calendar year following the calendar year in which a Change of Control occurs), subject, however, to proration based on a fraction, the numerator of which is the number of days during the period beginning on the date of such Participant’s commencement of participation in the Program with respect to such Award and ending on the date such Participant Retired, and the denominator of which is the number of days in the entire related Performance Period.

(c) Change of Control. The preceding provisions of this Section 6.3 shall not be applicable to a Participant who dies, becomes Disabled or Retires on or after the date upon which a Change of Control occurs.

6.4 Change of Control During a Performance Period.

(a) Upon the occurrence of a Change of Control, with respect to each Participant who is employed by the Company on the day immediately preceding the date of such Change of Control, (i) the Performance Target for each Performance Period that began prior to the date of such Change of Control and which has not ended as of such date shall be deemed to have been achieved at the Change of Control Pre-tax Margin level of performance for such Performance Period and (ii) the provisions of Sections 6.1 and 6.2 shall cease to apply.

(b) With respect to a Performance Period described in Section 6.4(a), on or before the Applicable Payment Date (as defined below) following the end of each calendar year in such Performance Period ending on or after the date of such Change of Control, each Retirement Eligible Participant (as defined below) with respect to such calendar year who has received an Award with respect to such Performance Period shall receive a payment from the Company equal to (i) the Payment Amount applicable to such Participant’s Award for such Performance Period multiplied by a fraction, the numerator of which is the number of days during the period beginning on the date of such Participant’s commencement of participation in the Program for such Performance Period and ending on the last day of such calendar year, and the denominator of which is the number of days in the entire Performance Period, minus (ii) the aggregate payments, if any, made to such Participant pursuant to this paragraph with respect to prior calendar years. For purposes of the preceding sentence, (A) the “Applicable Payment Date” with respect to a calendar year shall mean March 15 of the year following the end of such calendar year, and (B) a Participant shall be considered a “Retirement Eligible Participant” with respect to a calendar year if such Participant was eligible to Retire during such year and did not suffer a Qualifying Event, die, become Disabled or Retire during such year.

(c) If a Change of Control occurs and on the date thereof or thereafter during a Performance Period described in Section 6.4(a) a Participant who has received an Award with respect to such Performance Period suffers a Qualifying Event or dies, becomes Disabled, or Retires, then, with respect to such Performance Period, such Participant (or, in the case of death, such Participant’s estate) shall (i) no later than March 15 of the year following the occurrence of the Qualifying Event, death, Disability or Retirement, receive a payment from the Company equal to (A) the Payment Amount applicable to such Participant’s Award for such Performance Period multiplied by a fraction, the numerator of which is the number of days during the period beginning on the date of such Participant’s commencement of participation in the Program for such Performance Period and ending on the date such Participant died, became Disabled, Retired or suffered the Qualifying Event, and the denominator of which is the number of days in the entire Performance Period, minus (B) the aggregate payments, if any, made or payable to such Participant pursuant to Section 6.4(b) with respect to calendar years that ended prior to the date of such Participant’s Qualifying Event, death, Disability or Retirement, and (ii) not be entitled to any additional payment under the Program with respect to such Performance Period (other than any unpaid amount owed to such Participant pursuant to Section 6.4(b) with respect to a calendar year that ended prior to the date of such Participant’s Qualifying Event, death, Disability or Retirement).

(d) With respect to a Participant who received an Award with respect to a Performance Period described in Section 6.4(a), who did not die, become Disabled, Retire or suffer a Qualifying Event during such Performance Period and who remained continuously employed by the Company from the date he or she received such Award until the last day of such Performance Period, such Participant shall receive a payment from the Company on or before March 15 of the year following the last day of such Performance Period in an amount equal to (i) the Payment Amount applicable to such Participant’s Award for such Performance Period, minus (ii) the aggregate payments, if any, made or payable to such Participant pursuant to Section 6.4(b) with respect to such Award.

6.5 Form of Payment of Awards. All payments to be made under the Program to a Participant with respect to an Award shall be paid in a single lump sum payment in cash.

6.6 Delayed Payment Restriction. With respect to a Participant who is identified as a specified employee (within the meaning of section 409A(a)(2)(B)(i) of the Code and as determined by the Company in accordance with any of the methods permitted under the regulations issued under section 409A of the Code) and who is to receive a payment hereunder (which payment is not a “short-term deferral” for purposes of section 409A of the Code) on account of such Participant’s separation from service (within the meaning of section 409A(a)(2)(A)(i) of the Code and applicable administrative guidance thereunder, but excluding a separation from service by reason of death or Disability), the payment to such Participant shall not be made prior to the earlier of (a) the date that is six months after the Participant’s termination of employment or (b) the date of death of the Participant. In such event, any payment to which the Participant would have otherwise been entitled during the first six months following the Participant’s termination of employment (or, if earlier, prior to the Participant’s date of death) shall be accumulated and paid in the form of a single lump sum payment to the Participant on the date that is six months after the Participant’s termination of employment or to the Participant’s estate on the date of the Participant’s death, as applicable.

6.7 Time of Payment Obligations. Any obligation hereunder to make a payment on a specified date shall be deemed to have been satisfied in the event that such payment is made within five business days after such specified date; provided, however, that, with respect to a payment that is intended to qualify as a “short-term deferral” under section 409A of the Code, in no event shall such payment be made later than the date required in order for such payment to so qualify.

VII. TERMINATION AND AMENDMENT OF PROGRAM

7.1 Termination and Amendment. Subject to the terms of this Section 7.1, the Committee may amend the Program at any time and from time to time, and the Committee may at any time terminate the Program (in its entirety or as it applies to one or more specified Subsidiaries) with respect to Performance Periods that have not commenced as of the date of such Committee action; provided, however, that, (a) except as provided in the following sentence, the Program may not be amended in a manner that would impair the rights of any Participant with respect to any outstanding Award without the consent of such Participant, and (b) to the extent required by section 409A of the Code, the Program may not be amended or terminated in a manner that would give rise to an impermissible acceleration of the time or form of a payment of a benefit under the Program pursuant to section 409A(a)(3) of the Code and any regulations or guidance issued thereunder. Notwithstanding anything in the Program or an

Award Notice to the contrary, if the Committee determines that the terms of the Program and/or any Award Notice do not, in whole or in part, satisfy the requirements of section 409A of the Code (or the requirements for an exemption to the application of section 409A of the Code), then the Committee, in its sole discretion, may unilaterally modify the Program and any such Award Notice in such manner as it deems appropriate to comply with such section and any regulations or guidance issued thereunder (or to qualify for an exemption to the application of such section). No Participant’s participation herein may be terminated in contemplation of or in connection with a Change of Control. The Program may not be amended or terminated in contemplation of or in connection with a Change of Control unless adequate and effective provision for the making of all payments otherwise payable pursuant to Section 6.4 (as in effect on the date of the grant of the affected Award) with respect to such Change of Control shall be made in connection with any such amendment or termination. The Committee shall remain in existence after the termination of the Program for the period determined necessary by the Committee to facilitate the termination of the Program and the payment of any outstanding Awards hereunder, and all provisions of the Program that are necessary, in the opinion of the Committee, for equitable operation of the Program during such period shall remain in force.

VIII. MISCELLANEOUS PROVISIONS

8.1 No Effect on Employment Relationship. Except as expressly provided otherwise herein, for all purposes of the Program, a Participant shall be considered to be in the employment of the Company as long as he or she has not incurred a separation from service with the Company and its affiliates within the meaning of section 409A(a)(2)(A)(i) of the Code and applicable administrative guidance issued thereunder; provided, however, that whether such a separation from service has occurred shall be determined based upon a reasonably anticipated permanent reduction in the level of bona fide services to be performed to no more than 20% (or 49% if the Participant will no longer serve as an officer of the Company) of the average level of bona fide services provided in the immediately preceding 36 months. Nothing in the adoption of the Program, the grant of Awards, or the payment of amounts under the Program shall confer on any person the right to continued employment by the Company or any Subsidiary or affect in any way the right of the Company (or a Subsidiary, if applicable) to terminate such employment at any time. Unless otherwise provided in a written employment agreement, the employment of each Participant shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Participant or the Participant’s employer for any reason whatsoever, with or without cause. Any question as to whether and when there has been a termination of a Participant’s employment for purposes of the Program, and the reason for such termination, shall be determined solely by and in the discretion of the Administrator, and its determination shall be final, binding, and conclusive on all parties.

8.2 Prohibition Against Assignment or Encumbrance. No Award or other right, title, interest, or benefit hereunder shall ever be assignable or transferable, or liable for, or charged with any of the torts or obligations of a Participant or any person claiming under a Participant, or be subject to seizure by any creditor of a Participant or any person claiming under a Participant. No Participant or any person claiming under a Participant shall have the power to anticipate or dispose of any Award or other right, title, interest, or benefit hereunder in any manner until the same shall have actually been distributed free and clear of the terms of the Program. Payments with respect to an Award shall be payable only to the Participant (or (a) in the event of a Disability that renders such Participant incapable of conducting his or her own affairs, any payment due under the Program to such Participant shall be made to his or her duly appointed legal representative and (b) in the event of the death of a Participant, any payment due under the Program to such Participant shall be made to his or her estate). Notwithstanding the preceding provisions of this paragraph, the Administrator shall comply with the terms of any qualified domestic relations order providing for the transfer or assignment of all or any portion of a Participant’s interest under the Program. The provisions of the Program shall be binding on all successors and permitted assigns of a Participant, including without limitation the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

8.3 Unfunded, Unsecured Program. The Program shall constitute an unfunded, unsecured obligation of the Company to make payments of incentive compensation to certain individuals from its general assets in accordance with the Program. Each Award granted under the Program merely constitutes a mechanism for measuring such incentive compensation and does not constitute a property right or interest in the Company, any Subsidiary, or any of their assets. Neither the establishment of the Program, the granting of Awards, nor any other action taken in connection with the Program shall be deemed to create an escrow or trust fund of any kind.

8.4 No Rights of Participant. No Participant shall have any security or other interest in any assets or stock of the Company or any Subsidiary as a result of participation in the Program (except after payment thereof to the Participant). Participants and all persons claiming under Participants shall rely solely on the unsecured promise of the Company set forth herein, and nothing in the Program, an Award or an Award Notice shall be construed to give a Participant or anyone claiming under a Participant any right, title, interest, or claim in or to any specific asset, fund, entity, reserve, account, or property of any kind whatsoever owned by the Company or any Subsidiary or in which the Company or any Subsidiary may have an interest now or in the future; but each Participant shall have the right to enforce any claim hereunder in the same manner as a general creditor. Neither the establishment of the Program nor participation hereunder shall create any right in any Participant to make any decision, or provide input with respect to any decision, relating to the business of the Company or any Subsidiary.

8.5 Clawback. Notwithstanding any provision in the Program to the contrary, the payments and benefits provided under the Program shall be subject to a clawback to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission rule.

8.6 Tax Withholding. The Company and the Subsidiaries shall deduct and withhold, or cause to be withheld, from a Participant’s payment made under the Program, or from any other payment to such Participant, an amount necessary to satisfy any and all tax withholding obligations arising under applicable local, state, federal, or foreign laws associated with such payment. The Company and the Subsidiaries may take any other action as may in their opinion be necessary to satisfy all obligations for the payment and withholding of such taxes.

8.7 No Effect on Other Compensation Arrangements. Nothing contained in the Program or any Participant’s Award or Award Notice shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements affecting any Participant. Nothing in the Program shall be construed to affect the provisions of any other compensation plan or program maintained by the Company or any Subsidiary.

8.8 Subsidiaries. The Company may require any Subsidiary employing a Participant to assume and guarantee the Company’s obligations hereunder to such Participant, either at all times or solely in the event that such Subsidiary ceases to be a Subsidiary.

8.9 Governing Law. The Program shall be construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.